UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 12, 2011, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions
Election of directors
Thomas P. Capo	87,069,769	763,321	4,401
Curtis J. Clawson	84,298,780	3,534,310	4,401
Jonathan F. Foster	87,066,888	766,142	4,461
Conrad L. Mallett, Jr.	86,661,950	1,171,140	4,401
Robert E. Rossiter	87,802,743	30,347	4,401
Donald L. Runkle	86,508,946	1,324,144	4,401
Gregory C. Smith	85,730,722	2,102,308	4,461
Henry D.G. Wallace	85,604,303	2,228,787	4,401

Ratification of appointment of	82,294,617	9,093,088	7,375
independent registered public accounting firm

Advisory approval of	83,874,507	3,843,594	119,390
executive compensation

	1 Year	2 Years	3 Years	Abstentions
Advisory approval of the frequency	76,099,661	3,786,904	7,806,421	144,505
of future advisory votes on executive compensation
Section 8 — Other Events

Item 8.01	Other Events.
On May 12, 2011, Lear announced that its Board of Directors has declared a $0.125 per share quarterly cash dividend on Lear’s common stock. A copy of the press release is attached hereto as a Exhibit 99.1 and incorporated herein by reference
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Exhibit Description
99.1	Press release, dated May 12, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: May 13, 2011	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press release, dated May 12, 2011

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